SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) August 22, 2005
      ------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 16, 2005, AMCON Distributing Company ("AMCON or "Company") issued a press release announcing its financial results for the third quarter ended June 30, 2005. A copy of the press release is being furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including the exhibit) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


ITEM 8.01   OTHER EVENTS

On August 16, 2005, the Company issued a press release announcing that its Board of Directors has appointed a Special Committee composed of independent disinterested directors of the Board of Directors to consider strategic alternatives, with particular emphasis on its beverage and retail health food business segments.

As previously announced on June 6, 2005, the Company is studying the feasibility of a spin-off of The Healthy Edge, Inc., a wholly-owned subsidiary, to the Company's stockholders. This possible spin-off is being considered in the context of transferring all of the common stock of Hawaiian Natural Water Company, Inc., currently a direct wholly-owned subsidiary of the Company, and all of the common stock of Trinity Springs, Inc., currently 85% owned directly by the Company, to The Healthy Edge, Inc. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc. (d/b/a Akin's Natural Foods Market) would continue as wholly-owned subsidiaries of The Healthy Edge, Inc. Following these share transfers, the businesses constituting the retail health food and beverage segments would be operated through these current or proposed subsidiaries of The Healthy Edge, Inc.

Another principal strategic alternative under consideration which the Board expects the Special Committee to explore is the potential sale of some or all of the businesses constituting the retail health food and beverage segments. In this regard, William F. Wright, the Company's Chairman of the Board, Chief Executive Officer and largest stockholder, has expressed an interest in forming a group to acquire those businesses on an arms-length basis with the Special Committee acting on behalf of the Board of Directors.

A copy of the press release is being furnished herewith as an exhibit and incorporated herein by reference.










ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1              Press release, dated August 16, 2005


                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: August 22, 2005           By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer





                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated August 16, 2005
























                              Exhibit 99.1

                              NEWS RELEASE

            AMCON APPOINTS SPECIAL BOARD COMMITTEE TO CONSIDER
           STRATEGIC ALTERNATIVES AND REPORTS QUARTERLY RESULTS

Omaha, NE, August 16, 2005   AMCON Distributing Company (AMEX:DIT), an Omaha,
Nebraska based consumer products company, announced today that its Board of Directors has appointed a Special Committee composed of independent disinterested directors of the Board of Directors to consider strategic alternatives, with particular emphasis on its beverage and retail health food business segments.

On June 6, 2005 the Company announced that it was studying the feasibility of a spin-off of The Healthy Edge, Inc., a wholly-owned subsidiary, to the Company's stockholders. This possible spin-off is being considered in the context of transferring all of the common stock of Hawaiian Natural Water Company, Inc., currently a direct wholly-owned subsidiary of the Company, and all of the common stock of Trinity Springs, Inc., currently 85% owned directly by the Company, to The Healthy Edge, Inc. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc. (d/b/a Akin's Natural Foods Market) would continue as wholly-owned subsidiaries of The Healthy Edge, Inc. Following these share transfers, the businesses constituting the retail health food and beverage segments would be operated through these current or proposed subsidiaries of The Healthy Edge, Inc.

The Special Committee was formed on August 8, 2005 and was authorized by the Board of Directors to consider a broader array of strategic alternatives but which continues to include the spin-off as one of those alternatives. The Special Committee is in the process of selecting a financial adviser to assist it in evaluating and pursuing these strategic alternatives and related matters. One of these related matters delegated by the Board of Directors to the Special Committee is to explore the feasibility of obtaining additional equity or mezzanine capital for investment in The Healthy Edge, Inc. in order to provide needed capital expenditures and to fund operating requirements and thus improve the viability of the spin-off alternative. Another principal strategic alternative under consideration which the Board expects the Special Committee to explore is the potential sale of some or all of the businesses constituting the retail health food and beverage segments. In this regard, William F. Wright, the Company's Chairman of the Board, Chief Executive Officer and largest stockholder, has expressed an interest in forming a group to acquire those businesses on an arms-length basis with the Special Committee acting on behalf of the Board of Directors.

With regard to the timing of this process, the Company has recently entered into an amendment to the loan agreement for the Company's revolving credit facility requiring the beverage business to be sold or liquidated by December 10, 2005, thus requiring the consent of the bank lenders if the spin-off alternative is pursued. This timing generally coincides with the repayment date of December 8, 2005 for two unsecured, subordinate loans, bearing interest at seven percent per annum, made to Trinity Springs, Inc. on August 8, 2005, one of which is in the amount of $250,000 from Aristide Investments, L.P., a California limited partnership, of which Mr. Wright is a partner and the other of which is also in the amount of $250,000 from Draupnir, LLC, a Delaware limited liability company, of which Allen Petersen, one of the Company's directors, is a member.



The Company also announced earnings results for its third quarter ended June 30, 2005.

Quarter Results

Sales for the third quarter ended June 30, 2005 were $216.9 million compared to $218.1 million for the same quarter in the prior year. For the quarter, the Company generated income from continuing operations of $0.2 million or $0.43 per diluted share, compared with income from continuing operations of $0.7 million or $1.25 per diluted share for the third quarter of the prior year, and a loss from discontinued operations of $0.3 million or $0.58 per diluted share compared with a loss of $0.9 million or $1.74 for the third quarter of the prior year. The combined net loss available to common shareholders for the quarter was $0.2 million or $0.15 per diluted share, compared with a net loss available to common shareholders of $0.3 million or $0.49 per diluted share for the third quarter of the prior year.

For the nine months ended June 30, 2005, sales were $625.3 million compared to $603.6 million for the same period in the prior year. The Company incurred a loss from continuing operations of $0.2 million or $0.84 per diluted share, compared with income from continuing operations of $1.8 million or $3.42 per diluted share for the first nine months of the prior year. The loss from discontinued operations was $1.7 million or $3.20 per diluted share, compared with a loss of $2.7 million or $5.01 for the prior year comparable period. The combined net loss available to common shareholders for the nine months ended June 30, 2005 was $2.1 million or $4.04 per share, compared with a net loss available to common shareholders of $0.9 million or $1.59 per share during the prior year.

Wright stated that, "Sales for the third quarter decreased by $1.2 million over the prior year primarily due to a decrease in our wholesale segment by $4.3 million from the loss of several large customers during the quarter. Certain competitors were very aggressive with pricing proposals during the quarter that lead to several customers switching suppliers due to short-term
economic considerations.   Our retail health food operation generated an
additional $0.5 million in sales for the quarter with the sales from the new Oklahoma store which opened in April 2004 outpacing the loss of sales from a Florida store which was closed in September 2004. Sales from our beverage segment increased by $2.5 million with Trinity Springs, Inc., which was acquired in June 2004, representing $1.7 million of the beverage segment's increase. The remainder of the beverage segment sales increase was attributable to our Hawaiian operation which increased sales through additional volume of it Hawaiian Springs product sold in Hawaii and from sales generated from its purified water bottling operation which was acquired in July 2004."

Wright noted that, "Our beverage segment continued to incur significant losses in the third quarter as we have not been as successful in expanding our distribution network as quickly as we had hoped. In addition, Trinity Springs, which is one of the top two selling non-carbonated water brands in the retail health food industry, introduced a new line of vitamin enhanced beverage products under the Trinity Enhanced label at the end of the second quarter which has shown promising acceptance in the health foods channel. Production of these products, however, is not cost efficient at the present time and a more efficient permanent production solution is needed in order to sell these products profitably. Based on the initial success of the Trinity Enhance product, Trinity is also developing other beverage products. The combination of the product development and marketing expenses at Trinity Springs and lower sales than projected for the whole segment, lead to this segment incurring a $1.4 million pre-tax loss for the quarter. We are continuing our efforts to develop a direct store delivery ("DSD") network to carry our beverage products on the mainland and hope to begin establishing DSD distributors throughout the remainder of the fiscal year and early part of next year. In the short term, however, we expect our beverage segment to incur losses as we continue to market and position our brands."

Wright added "Our wholesale distribution business remained on plan through the first nine months of the year, despite the loss of sales. We are reviewing our cost structure in the markets where business has declined in order to better align our costs with revenue. We continue to actively pursue new customers who value our full service capabilities. Performance from our wholesales business has been very strong in the past and we expect it will continue in the future.

Our retail business, although still generating small losses, continued to show improvement over the prior year, both during the past quarter and for the nine months ended June 30, 2005. We are especially pleased with the performance of our Florida stores, as they have improved significantly since last year, and our new Oklahoma store, which continues to perform better than expected."

Discontinued Operations

Effective March 31, 2005, the Company's subsidiary, The Beverage Group, Inc. ("TBG") ceased on-going operations due to recurring losses since its inception in December 2002. The Company has outsourced various responsibilities of that company in order to maximize the value received on the remaining assets.

The results from TBG have been excluded from income from continuing operations available to common shareholders and are reported, net of tax, as losses from discontinued operations. The loss from discontinued operation for the quarter ended June 30, 2005, net of tax benefit, was $0.3 million compared to a loss of $0.9 million for the same period of the prior year. Included in the loss from discontinued operations for the third quarter of fiscal 2005 was a pre-tax charge of $0.2 million which further adjusted the allowance for bad debts and inventory reserves to what we believe to be their net realizable values. It is expected that the majority of the remaining assets will be liquidated by the end of the fiscal year.

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma
(4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc., which was acquired in June 2004, produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label and recently introduced a vitamin enhanced beverage product under the Trinity Enhanced label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources. Trinity Springs also distributes Hawaiian Springs on the U.S. mainland.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditure needs. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com













































                                AMCON Distributing Company and Subsidiaries
                             Condensed Consolidated Unaudited Balance Sheets
                                   June 2005 and September 2004
-------------------------------------------------------------------------------------------------------
                                                                       June 2005       September 2004
                                                                      ------------     --------------
ASSETS
Current assets:
  Cash                                                               $    368,439       $    416,073
  Accounts receivable, less allowance for doubtful
    accounts of $0.5 million and $0.6 million, respectively            32,774,595         29,109,826
  Inventories                                                          28,939,608         35,088,568
  Income tax receivable                                                   972,180          1,162,625
  Deferred income taxes                                                 3,780,391          2,548,391
  Current assets of discontinued operations                               196,986          1,941,950
  Other                                                                 1,173,787            635,841
                                                                     ------------       ------------
          Total current assets                                         68,205,986         70,903,274

Fixed assets, net                                                      20,643,218         19,951,664
Goodwill                                                                6,915,657          6,449,741
Other intangible assets                                                12,584,945         13,271,211
Noncurrent assets from discontinued operations                                  -            143,670
Other assets                                                            1,570,434          1,010,303
                                                                     ------------       ------------
                                                                     $109,920,240       $111,729,863
                                                                     ============       ============
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                   $ 15,049,284       $ 17,180,649
  Accrued expenses                                                      4,567,095          3,800,506
  Accrued wages, salaries and bonuses                                   1,787,371          1,365,837
  Current liabilities of discontinued operations                          781,779          2,166,414
  Current portion of credit facility                                    6,532,000         44,809,814
  Current portion of long-term debt                                     1,082,237          5,574,397
  Current portion of long-term debt due related party                   1,500,000                  -
  Current portion of subordinated debt                                     80,000          7,876,219
                                                                     ------------       ------------
          Total current liabilities                                    31,379,766         82,773,836
                                                                     ------------       ------------

Credit facility, less current portion                                  49,255,696                  -
Deferred income taxes                                                     619,410            593,018
Noncurrent liabilities of discontinued operations                               -              3,603
Other long-term liabilities                                             2,807,000          2,807,000
Long-term debt, less current portion                                   10,881,659         10,250,154
Minority interest                                                               -             97,100

Series A cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 100,000 issued, liquidation preference
   $25.00 per share                                                     2,438,355          2,438,355
Series B cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 80,000 issued, liquidation preference
   $25.00 per share                                                     1,857,645                  -

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value, 3,000,000
    shares authorized, 527,062 shares issued                                5,271              5,271
  Additional paid-in capital                                            6,218,476          6,218,476
  Accumulated other comprehensive income,
    net of tax of $0.1 million, respectively                              102,962             59,900
  Retained earnings                                                     4,354,000          6,483,150
                                                                     ------------       ------------
          Total shareholders' equity                                   10,680,709         12,766,797
                                                                     ------------       ------------
                                                                     $109,920,240       $111,729,863
                                                                     ============       ============






                                    AMCON Distributing Company and Subsidiaries
                              Condensed Consolidated Unaudited Statements of Operations
                           for the three and nine month periods ended June 2005 and 2004
---------------------------------------------------------------------------------------------------------
                                                  For the three months            For the nine months
                                                       ended June                     ended June
                                            -----------------------------   -----------------------------
                                                2005            2004            2005            2004
                                            -------------   -------------   -------------   -------------
Sales (including excise taxes of
  $50.1 million and $50.3 million, and
  $145.2 million and $141.3 million,
  respectively)                             $ 216,866,087   $ 218,101,848   $ 625,300,569   $ 603,645,241

Cost of sales                                 201,251,586     202,879,446     579,946,842     559,691,237
                                            -------------   -------------   -------------   -------------
     Gross profit                              15,614,501      15,222,402      45,353,727      43,954,004
                                            -------------   -------------   -------------   -------------
Selling, general and administrative
  expenses                                     13,693,711      12,974,551      41,245,710      37,760,408
Depreciation and amortization                     636,599         541,544       1,932,304       1,648,141
                                            -------------   -------------   -------------   -------------
                                               14,330,310      13,516,095      43,178,014      39,408,549
                                            -------------   -------------   -------------   -------------
    Income from continuing operations           1,284,191       1,706,307       2,175,713       4,545,455
                                            -------------   -------------   -------------   -------------
Other expense (income):
  Interest expense                                942,585         734,222       2,746,328       2,193,859
  Other                                           (32,827)       (108,797)        (48,679)       (555,524)
                                            -------------   -------------   -------------   -------------
                                                  909,758         625,425       2,697,649       1,638,335
                                            -------------   -------------   -------------   -------------
Income (loss) from continuing operations
 before income taxes                              374,433       1,080,882        (521,936)      2,907,120

Income tax expense (benefit)                      138,000         410,000        (203,000)      1,072,000

Minority interest in loss, net of tax                   -               -         (97,100)              -
                                            -------------   -------------    ------------   -------------
Income (loss) from continuing operations          236,433         670,882        (221,836)      1,835,120

Loss from discontinued operations, net of
 income tax benefit of $0.2 million,
 $0.6 million, $1.0 million and $1.6 million,
 respectively                                    (318,257)       (935,642)     (1,687,541)     (2,687,385)

Preferred stock dividend requirements             (74,053)              -        (219,773)              -
                                            -------------   -------------   -------------   -------------
Net loss available to common shareholders   $    (155,877)  $    (264,760)  $  (2,129,150)  $    (852,265)
                                            =============   =============   =============   =============
Basic earnings (loss) per share
 available to common shareholders:
   Continuing operations                    $        0.30  $         1.27   $       (0.84)  $        3.47
   Discontinued operations                          (0.60)          (1.77)          (3.20)          (5.08)
                                            -------------   -------------   -------------   -------------
Basic loss per share available
  to common shareholders                    $       (0.30)  $       (0.50)  $       (4.04)  $       (1.61)
                                            =============   =============   =============   =============
Diluted earnings (loss) per share
 available to common shareholders:
  Continuing operations                     $        0.43  $         1.25   $       (0.84)  $        3.42
  Discontinued operations                           (0.58)          (1.74)          (3.20)          (5.01)
                                            -------------   -------------   -------------   -------------
Diluted loss per share available
 to common shareholders                     $       (0.15)  $       (0.49)  $       (4.04)  $       (1.59)
                                            =============   =============   =============   =============
Weighted average shares outstanding:

  Basic                                           527,062         527,671         527,062         528,010
  Diluted                                         549,264         537,150         527,062         536,133





                             AMCON Distributing Company and Subsidiaries
                     Condensed Consolidated Unaudited Statements of Cash Flows
                        for the nine month periods ended June 2005 and 2004
---------------------------------------------------------------------------------------------------
                                                                           2005            2004
                                                                       ------------    ------------
Cash flows from operating activities:
  Net income (loss) from continuing operations
    available to common shareholders                                   $   (441,609)   $  1,835,120
  Preferred stock dividend requirements                                     219,773               -
                                                                       ------------    ------------
  Net income (loss) before preferred stock dividend requirements           (221,836)      1,835,120
  Adjustments to reconcile net loss
    to net cash flows from operating activities:
     Depreciation                                                         1,884,414       1,613,259
     Amortization                                                           211,280         134,399
     (Gain) loss on sale of fixed assets                                    (20,361)         17,006
     (Gain) loss on sale of securities                                            -        (507,418)
     Deferred income taxes                                               (1,205,608)        (75,938)
     Provision for losses on doubtful accounts                              259,080          63,645
     Provision for losses on inventory obsolescence                         237,167         289,196
     Minority interest                                                      (97,100)              -
     Impairment of assets held for sale                                      77,680               -
  Changes in assets and liabilities,
    net of effect of acquisitions:
     Accounts receivable                                                 (3,923,849)          5,546
     Inventories                                                          5,911,793       2,727,469
     Other current assets                                                  (494,884)       (191,921)
     Other assets                                                          (191,170)        320,426
     Accounts payable                                                    (2,131,365)        777,346
     Accrued expenses and accrued wages, salaries and bonuses             1,188,123         384,538
     Income tax receivable                                                  190,445          29,957
                                                                       ------------    ------------
Net cash flows from operating activities - continuing operations          1,673,809       7,422,630
Net cash flows from operating activities - discontinued operations         (327,211)     (5,122,420)
                                                                       ------------    ------------
Net cash flows from operating activities                                  1,346,598       2,300,210

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of fixed assets                                           (2,540,459)     (1,566,158)
     Acquisitions, net of cash acquired                                           -      (2,126,338)
     Proceeds from sales of fixed assets                                     85,265          60,550
     Proceeds from sale of available-for-sale securities                          -         561,910
                                                                       ------------    ------------
Net cash flows from investing activities - continuing operations         (2,455,194)     (3,070,036)
Net cash flows from investing activities - discontinued operations          (21,568)        (58,492)
                                                                       ------------    ------------
Net cash flows from investing activities                                 (2,476,762)     (3,128,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (payments) on bank credit agreements                 10,977,882          (2,687)
     Net proceeds from preferred stock issuance                           1,857,645       2,455,571
     Proceeds from borrowings of long-term debt                           2,399,636               -
     Payments on long-term debt and subordinated debt                   (13,147,853)     (1,267,984)
     Dividends paid on common stock                                               -        (284,959)
     Dividends paid on preferred stock                                     (219,773)              -
     Proceeds from short-term debt                                          500,000               -
     Proceeds from exercise of stock options                                      -             523
     Debt issuance costs                                                   (446,643)              -
     Retirement of common stock                                                   -         (26,328)
                                                                       ------------    ------------
Net cash flows from financing activities - continuing operations          1,920,894         874,136
Net cash flows from financing activities - discontinued operations         (838,364)         (2,634)
                                                                       ------------    ------------
Net cash flows from financing activities                                  1,082,530         871,502
                                                                       ------------    ------------
Net change in cash                                                          (47,634)         43,184
Cash, beginning of period                                                   416,073         668,073
                                                                       ------------    ------------
Cash, end of period                                                    $    368,439    $    711,257
                                                                       ============    ============








                            AMCON Distributing Company and Subsidiaries
                     Condensed Consolidated Unaudited Statements of Cash Flows
                        for the nine month periods ended June 2005 and 2004
                                        (Continued)
---------------------------------------------------------------------------------------------------
                                                                           2005            2004
                                                                       ------------    ------------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                             $  2,661,734    $  2,330,263
  Cash paid (refunded) during the period for income taxes                  (185,630)      1,131,242

Supplemental disclosure of non-cash information:
  Acquisition of equipment through capital lease                       $     91,343    $    125,840
  Business combinations
    Fair value of assets acquired                                                 -      11,265,013
    Notes payable issued                                                          -       3,328,440
    Issuance of options                                                           -         407,984
    Present value of future water royalty payments
      and water rights guarantee                                                  -       5,245,975
    Other liabilities assumed                                                     -         156,276



FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834
-end-